Report of Independent Registered Public Accounting Firm
To the Board of Trustees of Transamerica Partners Funds Group II and Shareholders of the Money Market Fund High Quality Bond Fund Inflation Protected Securities Fund Core Bond Fund High Yield Bond Fund
Balanced Fund Large Value Fund Stock Index Fund Large Core Fund
Large Growth Fund Mid Value Fund Mid Growth Fund Small Value Fund
Small Core Fund Small Growth Fund and International Equity Fund

In planning and performing our audits of the financial statements of the Money Market Fund High Quality Bond Fund Inflation Protected Securities Fund Core Bond Fund High Yield Bond Fund Balanced Fund
Large Value Fund Stock Index Fund Large Core Fund Large Growth Fund
Mid Value Fund Mid Growth Fund Small Value Fund Small Core Fund Small Growth Fund and International Equity Fund collectively the Funds sixteen of the funds constituting Transamerica Partners Funds Group II as of and for the year ended December 31 2009 in accordance with the standards of the Public Company Accounting Oversight Board United
States we considered the Funds internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the fund 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board United States. However we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31 2009.

This report is intended solely for the information and use of management and the Board of Trustees of Transamerica Partners Funds Group II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
March 1, 2010

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